Exhibit 10.28

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is made as of the 25th day of October, 2018 by and between THE REAL GOOD FOOD COMPANY LLC, a California limited liability company (“Borrower”) and PPZ, LLC, a Wyoming limited liability company, or its designee (“Lender”). Borrower and Lender are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties”.

RECITALS

A.        Borrower manufactures various food products (“Business”) including, without limitation, low carbohydrates specialty pizza, enchilada and chicken popper items.

B.        Lender is a current member of Borrower and is familiar with the Business and its operations.

C.        Borrower requires additional capital for various business growth and operational needs.

D.        Lender desires to make a loan to Borrower and Borrower desires to receive a loan from Lender on the terms and conditions set forth in this Agreement.

OPERATIVE PROVISIONS

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.        Incorporation of Recitals. The Recitals are incorporated herein and by this reference made a part hereof.

2.        Loan. Lender hereby agrees to loan to Borrower up to Five Hundred Thousand Dollars and Zero Cents ($500,000.00) (the “Loan”) on the terms and conditions set forth herein. Lender shall remit the Loan to Borrower on the date of this Agreement. The Loan shall be evidenced by a promissory note (the “Note”) executed by Borrower in favor of Lender in the form attached hereto as Exhibit A and by this reference made a part hereof. The Note shall bear interest at the rate of nine percent (9%) per annum, calculated on the basis of a 360-day year assuming twelve equal 30-day months. The Loan shall be secured in accordance with this Agreement and a UCC-1 Financing Statement in the form attached hereto as Exhibit B and by this reference made a part hereof (“UCC-1”) on all the assets of Borrower and subordinated only to all existing and future debt of Borrower from PMC Financial. This Agreement, the Note and the UCC-1 are sometimes together referred to as the “Loan Documents”.

3.        Fees and Costs. Upon receipt of the Loan, Borrower shall pay Lender an origination fee and a loan maintenance fee of Ten Thousand Dollars ($10,000.00).

4.        Use of Loan Proceeds. The Loan shall be used exclusively for the growth and operational needs of the Business, including any tax obligations or other fees, costs or expenses incurred as a result of such needs.

5.        Grant of Security Interest. Borrower hereby grants Lender a security interest in and to all of the Collateral, including all of Borrower’s right, title and interest relating to or arising under or on account of the Collateral as security for Borrower’s obligations under the Note and this Agreement. Lender understands and acknowledges that the security interest granted hereunder is subordinated to matters of record filed prior to the date hereof. “Collateral” means all assets of Borrower including, without limitation, (a) all raw materials, inventory, finished goods, accounts (including receivables), general intangibles (including all payment intangibles, software, intellectual property, licenses, permits, copyrights, copyright registrations, patents, patent applications, trademarks, and trademark applications), instruments (including promissory notes), equipment (including all accessions), fixtures, investment property, letter of credit rights, money, and all books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or non-cash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor.

6.        Financing Statement Filings. Borrower authorizes Lender to file, without the signature of Borrower where permitted by law, one or more UCC-1s relating to the Collateral. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements that Lender may reasonably require. Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or any UCC-1 describing the Collateral is sufficient as a financing statement and may be filed in any jurisdiction Lender may deem appropriate.

7.        Representations and Warranties. Borrower hereby makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement:

7.1      Enforceability. Borrower has the full right, power and authority to execute and deliver the Loan Documents to be delivered to Lender hereunder and to perform the undertakings of Borrower contained in the Loan Documents. The Loan Documents constitute valid and binding obligations of Borrower that are legally enforceable in accordance with their terms.

7.2      No Breach. None of the undertakings of Borrower contained in the Loan Documents violates any applicable statute, law, regulation or ordinances or any order or ruling of any court or governmental entity, or conflicts with, or constitutes a breach or default under, any agreement by which Borrower or the Property is bound, encumbered or regulated.

7.3      Proceedings. Borrower is not in violation of any statute, law, regulation or ordinance, or of any order of any court or governmental entity. Borrower has no knowledge of any claims, actions or proceedings pending or threatened against Borrower other than those disclosed to Lender in writing.

7.4      Accuracy. All reports, documents, instruments, papers, data, information and forms of evidence delivered to Lender with respect to the Loan are accurate and correct, are complete insofar as needed to give Lender true and accurate knowledge of the subject matter thereof, and do not contain any misrepresentation or material omission.

7.5      Security Interest. During the term of this Agreement, Borrower, subject to the subordination set forth above, has and will have at all times full right, power and authority to grant a security interest in and to its respective interests in the Collateral to Lender in the manner provided in this Agreement. This Agreement creates a valid and binding security interest in favor of Lender in the Collateral securing the obligations subordinated to security interests of record filed prior to the date hereof.

7.6      Ownership of Collateral and Liens. Borrower will maintain good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interests of record filed prior to the date hereof and the encumbrance created by this Agreement. Borrower will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Borrower will not permit and will cause to be terminated any financing statement or other security instrument with respect to the Collateral, except such as may exist or as may have been filed in favor of Lender. Borrower will defend Lender’s right, title and special property and security interest in and to the Collateral against the claims of any other person, except for the security interests of record filed prior to the date hereof.

7.7      Taxes. Borrower has filed all federal, state, county and municipal tax returns that it is required to file and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes.

8.        Events of Default. The occurrence of any of the following events (“Events of Default”) shall constitute a default under this Agreement and, at the option of Lender, shall make all obligations of Borrower to Lender under or in respect of advances and all other sums outstanding under or in respect of this Agreement and any instrument or agreement required under this Agreement immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demand of any kind or character:

8.1    Borrower fails to pay any installments as required by the Note, which failure to pay is not cured within ten (10) calendar days after written notice of such failure is given to Borrower as provided in the Note;

8.2    Any representation or warranty in this Agreement, or in any agreement or instrument executed in connection with this Agreement, proves false or misleading in any material respect when made;

8.3    A judgment or judgments is entered against Borrower in the aggregate amount of Fifty Thousand Dollars and Zero Cents ($50,000.00) or more on a claim or claims not covered by insurance;

8.4    Borrower files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

8.5    An involuntary petition is filed under any bankruptcy or similar statute against Borrower or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of Borrower and such action is not dismissed or such official is not removed within ninety (90) days;

8.6    Borrower defaults under any provision of the Loan Documents not specifically referred to in this Section 8;

8.7    The breach of any covenant, warranty, promise or representation contained herein or in any exhibit hereto; and

8.8    Borrower utilizes funds loaned under this Agreement for any purpose other than as set forth in this Agreement.

Lender may, at Lender’s option, exercise any and all rights and remedies of a creditor or secured party under the California Commercial Code or other California law, including, but not limited to, the right to take possession of the Collateral, and arrange the sale or other disposition of the Collateral, or any part thereof, in such increments as determined by Lender, in its sole discretion, subject to the rights of priority secured interests. Lender may proceed against Borrower and/or Borrower’s successors or assigns, with or without proceeding against the Collateral. If Lender elects to proceed against the Collateral, Lender may proceed against Borrower for any deficiency, subject only to any limitations provided in the California Commercial Code. All remedies of Lender provided for herein are cumulative and shall be in addition to all other rights and remedies under any of the Loan Documents or otherwise provided by law. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other agreement or invalidate any act pursuant to any notice of default, or prejudice Lender in the exercise of any of its right hereunder or any other document described herein.

9.        Notices. Except as otherwise provided herein, any notice or other items to be delivered to a Party pursuant to this Agreement shall be in writing and either personally delivered, sent by first class mail, postage prepaid, or sent via electronic transmission, addressed to the Party to be notified at the address specified in accordance with this Section, or delivered by Federal Express or other comparable overnight delivery service, delivery costs prepaid and addressed to the Party to be notified at the address specified in accordance with this Section. Any such notice or other items to be delivered shall be deemed duly given, delivered and received on the date of personal delivery to the Party (or such Party’s authorized representative) or in the case of mailing, three (3) business days after deposit in the U.S. Mail, or in the case of electronic transmission, receipt by the other Party is not effective unless a duplicate copy of the electronic transmission Notice is promptly given by one of the other methods permitted under this Section, or in the case of Federal Express or other comparable overnight delivery service, one (1) day following the delivery of such notice or item to such delivery service, as the case may be. Unless a Party changes its address for notice by giving a notice in accordance with this Section changing such address, the address for notice and delivery of each Party shall be as follows:

To Lender	PPZ, LLC Attention: Rhea Lamia [***] Email: [***]

To Borrower:	The Real Good Food Company LLC [***] Email: [***]

10.        Miscellaneous.

10.1    Assignment. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Lender. Lender shall have the right to assign this Agreement without the consent of Borrower.

10.2    Consent and Waiver. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

7.1      Merger. This Agreement and any instrument or agreement attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

10.3    Purpose. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Loan. After the execution of this Agreement, it shall be deemed a supplement to the Loan Documents and shall not be construed as a modification of any of the Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Borrower’s and Lender’s successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof.

10.4    Indemnity. Borrower shall indemnify Lender against, and hold Lender harmless from any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, cause of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses (including attorneys’ fees) which Lender may suffer or incur as a direct or indirect consequence of:

i.         any claim or cause of action of any kind by any person to the effect that Lender is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory or derivative liability or otherwise, including, but not limited to, any claim or cause of action for fraud, misrepresentation, tort or willful misconduct;

ii.         any claim or cause of action by any person against Lender, as a result of this Agreement; and

iii.        any claim or cause of action of any kind by any person which would have the effect of denying Lender the full benefit or portion of any provision of this Agreement or any other Loan Document.

The Lender’s rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired or eliminated in any way by any finding or allegation that Lender’s conduct is active, passive or subject to any other classification or that Lender is directly or indirectly responsible under any theory of any kind, character or nature for any act or omission by Borrower or any other person, except Lender. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender with respect to any intentional tort or act of gross negligence which Lender is determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed. Borrower shall pay any indebtedness arising under said indemnity to Lender immediately upon demand by Lender together with interest thereon from the date such indebtedness arises until paid at the default rate.

10.5    Attorneys’ Fees. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, reasonable expert witness fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

10.6    Interpretation; Venue. Prior to the execution of this Agreement, each of the Parties has had an opportunity to review the provisions of this Agreement, and contribute to the content hereof, and have consulted with legal counsel of that Party’s own choosing or have chosen not to do so of that Party’s own volition. The provisions of this Agreement shall be interpreted to give effect to their fair meaning and shall be construed as though prepared by Borrower and Lender, respectively. The invalidity of any provision shall not affect the validity of any other provision. Section headings are for convenience only and may not be used in interpretations. All interpretations are to be made in accordance with California law. The venue for any legal action arising out of this Agreement shall lie in Los Angeles County, California.

10.7    Agreement in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The Parties may also deliver executed copies of this Agreement to each other by electronic transmission, which electronically transmitted signatures shall be binding. Any electronically delivered signatures shall be followed by the delivery of executed originals.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

LENDER

PPZ, LLC, a Wyoming limited liability company

By:	/s/ Rhea Lamia
Rhea Lamia
Its:	Manager

BORROWER

THE REAL GOOD FOOD COMPANY LLC, a California limited liability company

By:	/s/ Josh Schreider
Josh Schreider
Its:	Manager

Signature Page to PPZ 500K Loan and Security Agreement

EXHIBIT A

PROMISSORY NOTE

(attached behind)

SECURED PROMISSORY NOTE (“NOTE”)

500,000.00	October 25, 2018

1.        Obligation. FOR VALUE RECEIVED, the undersigned, THE REAL GOOD FOOD COMPANY LLC, a California limited liability company (“Company”), promises to pay to the order of PPZ, LLC, a Wyoming limited liability company (“Holder”) at maturity, a principal sum of up to Five Hundred Thousand Dollars and Zero Cents ($500,000.00) (“Principal”), together with all accrued and unpaid interest, at the address set forth below or such other place as the Holder may designate in writing.

2.        Interest Rate. From the date of this Note and until this Note is paid in full, interest shall accrue on the outstanding principal balance of this Note at the simple rate of interest of nine percent (9%) per annum (“Interest Rate”). Interest shall be calculated on the basis of a 360-day year assuming twelve equal 30-day months. Interest will accrue on the remaining Principal from the date such Principal is received by the Company.

3.        Payment Provisions

3.1        Payment at Maturity. The outstanding principal balance plus all accrued and unpaid interest under this Note shall be due and payable to the Holder on December 31, 2020 (“Maturity Date”).

3.2        Other Payment Provisions. All payments of principal and/or interest shall be payable to the Holder in lawful money of the United States. All payments shall first be applied to accrued and unpaid interest and then to reduce the principal balance of this Note. Except as otherwise provided herein, this Note may not be prepaid at any time without the prior written consent of the Holder.

4.        Origination and Maintenance Fee. The Company shall pay Holder Ten Thousand Dollars ($10,000.00) as an origination and loan maintenance fee.

5.        Security Interest. The indebtedness evidenced by this Note shall be secured, to the fullest extent permitted by law, by a security interest in and to all of the Company’s assets and evidenced by the filing of a financing statement made pursuant to, and in accordance with the terms and conditions of the Loan and Security Agreement of even date herewith executed by and between the Company, as Debtor, and Holder, as Lender, and subordinated only to prior secured loans of record and all indebtedness now and or in the future owed by the Company to PMC Financial Services Group, LLC.

6.        Assignment. The Company may not assign this Note or any of its rights hereunder without the prior written consent of the Holder; provided, however, that in the event of a merger or consolidation of the Company into or with another entity, this Note may be, without the prior written consent of the Holder, and shall be deemed to be, assigned to and assumed by the surviving entity in any such merger or consolidation, which shall thereupon become the Company for purposes of this Note. The Holder may assign this Note without the prior written consent of the Company. The Company or the Holder, as applicable, shall promptly deliver notice of any assignment of this Note or any rights, title or interests in or to this Note by such party, which notice shall include the date of the assignment and the name and address of the assignee.

7.        Successors and Assigns. Except as otherwise provided herein, any reference to the Holder hereof shall be deemed to include the permitted successors and assigns of such Holder, and all covenants, promises and agreements by or on behalf of the Company that are contained in this Note shall bind and inure to the benefit of the permitted successors and assigns of such Holder and to any future holders of this Note.

8.        Notices. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by (a) overnight courier (such as Federal Express) that provides evidence of receipt, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by electronic communication (whether by email or facsimile) so long as a copy of such notice follows using the methods provided in (a) or (b) within two (2) days, addressed as follows:

To Holder:	PPZ, LLC
Attention: Rhea Lamia [***]
Email: [***]

To Company:	The Real Good Food Company LLC
[***]
Email: [***]

Any party may change its address for notice by written notice given to the other in the manner provided in this Section 8. Any such communication, notice or demand shall be deemed to have been received on the date of confirmed delivery; provided, however, that any communication, notice or demand received after 5:00 p.m. (local time for the addressee) shall be deemed to have been received on the next business day.

9.        Waiver. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. The Company hereby expressly waives presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof.

10.        Controlling Law and Venue. This Note and the provisions hereof shall be governed, construed and interpreted strictly in accordance with the laws of the State of California, without regard to its principles of conflicts of law. The Company and Holder each submit to the exclusive jurisdiction of the state courts in the State of California. The venue for any legal action arising out of this Agreement shall lie in Los Angeles County, California.

11.        Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

12.        Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft, mutilation or destruction of this Note, upon Company’s receipt of an indemnification agreement reasonably satisfactory to the Company and executed in favor of the Company by the Holder, or in the event of a mutilation of this Note, upon Holder’s surrender to Company of the mutilated Note, Company shall execute and deliver to Holder, a new convertible promissory note in the form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

13.        Relationship of Parties. The relationship between Company and Holder is, and at all times shall remain, solely that of debtor and creditor, for purposes of this Note only, and shall not be, or be construed to be, a joint venture, partnership or other relationship of any nature.

14.        Costs. The Company, with the exception of Holder’s attorney fees, shall be responsible for all costs and expenses related to this Agreement included, but limited to, title policies, escrow costs, recording fees, postage, etc.

15.        Amendments. No amendment, modification or termination of this Note shall be effective unless the same shall be in writing and signed and delivered by the Company and Holder. No waiver of any provision of this Note or consent by the Holder shall be effective unless the same shall be in writing and signed by the Holder. No waiver of any provision of this Note or consent by the Company shall be effective unless the same shall be in writing and signed by the Company.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and its seal affixed effective as of the day and year first above written.

COMPANY:	THE REAL GOOD FOOD COMPANY LLC,
a California limited liability company

By:
Josh Schreider
Its: Manager

Signature Page to PPZ 500K Promissory Note

EXHIBIT B

UCC-1 FINANCING STATEMENT

[***]